Electronic Articles of Incorporation           P04000019818
                For                            FILED
       AAB NATIONAL COMPANY                    January 28, 2004
                                               Sec. of State

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

                 Article I
The name of the corporation is:
   AAB NATIONAL COMPANY

                Article II
The principal place of business address:
   8125 MONETARY DR.
   H5
   RIVIERA BEACH, FL. 33404

The mailing address of the corporation is:
   P0 BOX 32044
   PALM BEACH GARDENS, FL. 33420

              Article III
The purpose for which this corporation is organized is:
   ANY AND ALL LAWFUL BUSINESS.

              Article IV
The number of shares the corporation is authorized to issue is:
   100,000,000

               Article V
The name and Florida street address of the registered agent is:
   DAVID J PANAIA
   10 WYNDHAM LANE
   PALM BEACH GARDENS, FL. 33418

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature:  DAVID J. PANAIA

                 Article VI
The name and address of the incorporator is:
   DAVID J. PANAIA
   10 WYNDHAM LANE
   PALM BEACH GARDENS, FL 33418

Incorporator Signature: DAVID J. PANAIA

                Article VII

The initial officer(s) and/or director(s) of the corporation is/are:
   Title: PSD
   DAVID J PANAIA
   10 WYNDHAM LANE
   PALM BEACH GARDENS, FL. 33418

                Article VIII
The effective date for this corporation shall be:
   01/23/2004